                                                           SEI TAX EXEMPT TRUST

TOTAL RETURN FOR THE YEAR ENDED 8/31/93
TOTAL RETURN:  P(1 + T)n = ERV


                           Institutional              Institutional             California                  Bainbridge
 Tax Free (Class A)        Tax Free (Class A)         Tax Free (Class B)        Tax Exempt (Class A)        Tax Exempt:
 P = 1,000                 P = 1,000                  P = 1,000                 P = 1,000                   P = 1,000
 n = 1                     n = 1                      n = 1                     n = 1                       n = 1
 ERV = 1,022.90            ERV = 1,025.90             ERV = 1,022.90            ERV = 1,024.10              ERV = 1,025.10
 T = 2.28%                 T = 2.59%                  T = 2.29%                 T = 2.41%                   T = 2.61%
 (Fiscal Year              (Fiscal Year               (Fiscal Year              (Fiscal Year                (For the Period
 Ended 8/31/93)            Ended 8/31/93)             Ended 8/31/93)            Ended 8/31/93)              11/8/92 to 8/31/93)


 Immediate-Term                   Pennsylvania                     Kansas                           Massachusetts Intermediate-
 Municipal (Class A)              Municipal (Class A)              Tax Free Income                  Term Municipal (Class A)
 P = 1,000                        P = 1,000                        P = 1,000                        P = 1,000
 n = 1                            n = 1                            n = 1                            n = 1
 ERV = 1,088.20                   ERV = 1,089.10                   ERV = 1,103.80                   ERV = 1,084.30
 T = 8.62%                        T = 8.91%                        T = 10.38%                       T = 8.43%
 (Fiscal Year                     (Fiscal Year                     (Fiscal Year                     (For the Period
 Ended 8/31/93)                   Ended 8/31/93)                   Ended 8/31/93)                   9/18/92 to 8/31/93)

TOTAL RETURN (SINCE INCEPTION)


                                  Institutional                    Institutional                    California
 Tax Free (Class A)               Tax Free (Class A)               Tax Free (Class B)               Tax Exempt (Class A)
 P = 1,000                        P = 1,000                        P = 1,000                        P = 1,000
 n = 10.58                        n = 10.58                        n = 2.83                         n = 3.25
 ERV = 1,624.80                   ERV = 1,638.80                   ERV = 1,098.30                   ERV = 1,131.50
 T = 4.69%                        T = 3.78%                        T = 3.37%                        T = 3.88%
 (Fiscal Year                     (Fiscal Year                     (Fiscal Year                     (Fiscal Year
 Ended 8/31/93)                   Ended 8/31/93)                   Ended 8/31/93)                   Ended 8/31/93)


 Immediate-Term                              Pennsylvania                                Kansas
 Municipal (Class A)                         Municipal (Class A)                         Tax Free Income
 P = 1,000                                   P = 1,000                                   P = 1,000
 n = 3.99                                    n = 4.05                                    n = 2.73
 ERV = 1,350.10                              ERV = 1,371.20                              ERV = 1,273.80
 T = 7.82%                                   T = 8.12%                                   T = 9.30%



 (Fiscal Year Ended 8/31/93)                 (Fiscal Year Ended 8/31/93)                 (Fiscal Year Ended 8/31/93

5 YEAR TOTAL RETURN

                                                                Institutions
 Tax Free (Class A)                                             Tax Free (Class A)
 P = 1,000                                                      P = 1,000
 n = 6                                                          n = 6
 ERV = 1,239.00                                                 ERV = 1,255.00
 T = 4.38%                                                      T = 4.65%
 (Fiscal Year Ended 8/31/93)                                    (Fiscal Year Ended 8/31/93)

10 YEAR TOTAL RETURN

                                                                Institutions
 Tax Free (Class A)                                             Tax Free (Class A)
 P = 1,000                                                      P = 1,000
 n = 10                                                         n = 10
 ERV = 1,573.60                                                 ERV = 1,588.50
 T = 4.64%                                                      T = 4.74%
 (Fiscal Year Ended 8/31/93)                                    (Fiscal Year Ended 8/31/93


SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
FOR THE SEVEN-DAY PERIOD ENDING AUGUST 31, 1993

LAST 7 DAILY DIVIDEND FACTORS


                                      INST. TAX              INST. TAX             CALIFORNIA               BAINBRIDGE
                 TAX FREE             EXEMPT A               EXEMPT B              TAX EXEMPT               TAX EXEMPT
 DAY 1           0.000058755          0.000068458            0.000060250           0.000060420              0.000067698
 DAY 2           0.000059688          0.000068738            0.000060530           0.000060892              0.000067477
 DAY 3           0.000059688          0.000068738            0.000060530           0.000060892              0.000067477
 DAY 2           0.000059688          0.000066738            0.000060530           0.000060892              0.000067477
 DAY 4           0.000059688          0.000068738            0.000060530           0.000060892              0.000067477
 DAY 5           0.000060428          0.000068481            0.000060288           0.000061269              0.000067848
 DAY 6           0.000059058          0.000067715            0.000059508           0.000063109              0.000067725
 DAY 7           0.000058734          0.000066716            0.000060608           0.000062872              0.000066675
 TOTAL           0.000417040          0.000479594            0.000422139           0.000430346              0.000472387

Base Period Return
Annualized Yield = (bpr/1) x 365.17    2.18      2.50                2.20                2.25                2.47

Effective Yield = (bpr +1) to the
365/7 power - 1                        2.21                2.51                2.22                2.27                2.50

Tax - Equivalent Yield = T/(1-R)       3.62                4.14                3.64                3.73                4.09

Tax Equivalent Effective Yield =
T/(1-R)                                3.88                4.16                3.67                3.76                4.14


This schedule is included to illustrate 30-day yield, total return, and average annual total reutrn for the First American Portfolios below. The examples presented utilize actual data from these Portfolios which have fiscal years ended 8/31/93.

30-Day Yield for the Month Ended 8/31/93

Yield = 2[(a-b + 1)6-1]
            cd


     Intermediate Term                  Pennsylvania                     Kansas                       Massachusetts
 a =          462,850.66         a =           571,503.57        a =          240,916.50        a =          25,881.48
 b =           52,941.19         b =            59,333.56        b =            8,883.85        b =           3,428.83
 c =          10,944,192.22      c =           13,862,517.50     c =          5,310,407.49      c =          677,302.411
 d =          10.84              d =           10.94             d =          10.91             d =          10.41
 Yield =      4.19%              Yield =       4.08%             Yield =      4.84%             Yield =      3.86%
